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                                                                   EXHIBIT 10.15
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AIRSPAN COMMUNICATIONS LIMITED
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PRINCIPAL STATEMENT OF EMPLOYMENT
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PARTICULARS
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NAME:               Jonathan Paget

CURRENT JOB TITLE:  Vice President, Products

DATE OF COMMENCEMENT OF EMPLOYMENT
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Your employment with Airspan Communications Ltd commenced on:
(to be mutually agreed)

PLACE OF WORK
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Your normal workplace will be Uxbridge. If required, you will work at any other establishment of the Company in Southeast England, either temporarily or permanently, as the business may require. In the course or your duties you may also be required to travel and to make visits throughout and outside of the United Kingdom.

REMUNERATION
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Your salary with effect from joining the Company is (Pounds)120,000 per annum, to be reviewed on you first anniversary. Reviews will then occur annually thereafter on 1 February, or such other date as the Company considers appropriate. Your salary is paid monthly in arrears by credit transfer.

PROBATIONARY PERIOD
-------------------

Your employment is subject to an initial probationary period of there months during which the Company may terminate your employment by one week's written notice.

HOURS OF WORK
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Your minimum normal hours of work are generally in line with the arrangements fixed for the establishment at which you are normally employed i.e., 37.5 hours per week. Commensurate with the fulfilment of your duties, however, you will be expected to work whatever hours are necessary.
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OVERTIME
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This position does not attract any overtime payments, unless subject to Business demands the Department Manager may give special authorization.

HOLIDAY ENTITLEMENT
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The holiday year is from 1st November to 31st October. The entitlement for a full calendar year is 20 working days (two of which may be Company nominated), with pro-rated paid entitlement for part calendar years based on complete months of service. Thereafter on 1st November each year for five years your holiday entitlement will increase by one day per year, to reach a total after five years' continuous service of 25 days.

On the anniversary of 15 years service and every five years thereafter, an additional 10 days holiday may be granted for that year only.

The carrying forward of unused entitlement from one year to the next is not permissible. Any leave not taken will lapse with no payment due in lieu. In exceptional circumstances, when the Company has requested in writing that an employee does not take holiday, some entitlement may be taken into the following year, this would not normally exceed five days. However if the Business circumstances demand in respect of specific job categories, the Company may opt to recompense through salary unused holiday of up to 10 days.

All holiday dates must be agreed with the employee's Manager, giving reasonable notice on request.

Any days holiday accrued and not taken at the time of leaving the Company will be paid, this is calculated on a pro-rate basis. If any employee has taken more paid holiday than his/her entitlement of the date of leaving, the equivalent pay for excess days will be payable by the employee to the Company who may deduct such an amount from any money due.

COMPANY FUNDED HEALTHCARE INSURANCE
-----------------------------------

From your date of joining you are entitled to participate in the Company's private medical expenses insurance scheme for the benefit of yourself, your spouse and dependents under the age of 21 subject to the rules of he said Scheme which may be varied from time to time at the Company's discretion.

Further details are provided in the Member's Handbook.

This is a taxable benefit and should be declared to Inland Revenue. If you do not wish to be included in this scheme please write to the Human Resources Manager immediately.

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PENSION
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Each month the Company will contribute an amount of 7.5% of your monthly basic salary as at the previous 1st February to a Personal Pensions Plan upon receipt of your signed application form. Personal Plan details will be communicated separately.

Employees completing three months' employment will be eligible to join the scheme from the beginning of their fourth month. The contribution will be based on their salary at that time.

LONG TERM SICKNESS INSURANCE
----------------------------

After one years service with the Company, all employees between the ages of 16 and 65 are covered by a Long Term Sickness Scheme. Your cover may be deferred if you are absent from work due to illness or injury on the day you first become eligible to join. In some cased the Insurance Company with whom we have arranged this cover, may require medical evidence before accepting you for cover for increases in cover. You will be advised if this applies to you.

The benefit is payable when you have been continuously absent from work for more than 26 weeks due to disability. Disability is defined as `totally unable to follow your usual occupation and not following any other occupation' and must be supported by medical reports provided by a GP. The benefit payable is 75% of your gross pay less all benefits received from the State.

Once payment commences all other benefits are not longer applicable e.g. Medical Insurance, Holiday, Pension etc. The Company reserves the right to terminate your employment on the grounds of ill health but this will not have any negative bearing on your entitlement to receive the allowance. Payment will cease on the earliest of:

a)   the date the incapacity ceases;

b)   your return to work;

c) Your retiring, reaching the age of 65, your resignation or dismissal due to disciplinary action being taken, the event of your death.

If your health improves and you return from work to your job on a part-time basis or take up a job at a lower salary you may continue to receive a lower benefit to allow for loss of earnings.

LIFE ASSURANCE
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From the date of joining the Company, all employees between the ages of 16 and
65 are covered under the Group Life Insurance Scheme arranged by the Company.

In some cases the insurance company may require medical evidence before accepting you for cover or increases in cover. You will be advised if this applies to you.

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The benefit payable on death is a lump sum of four times your basic annual salary at death.

The cover under this scheme ceases on the earliest of your:

a)   leaving the Company, or

b)   having been absent from work for 36 months due to illness or for 12 months.

c)   Reach the age of 65.

Payment of the lump sum benefit is normally free of tax. You may indicate who you wish to receive the benefit by completing an "Expression of Wish" form available from the Human Resources Department. This will be taken into account by the Trustees who have discretion in deciding on the beneficiaries.

TERMINATION OF EMPLOYMENT
-------------------------

Up to 4 years service the Company will be required to give one month's notice to terminate your employment. However after 5 years service the Company is required to give one weeks notice for each completed year of service to a maximum of 12 weeks.

You may terminate your employment at any time by giving the Company at least one calendar month's notice.

The Company reserves the right to terminate your employment without notice in the case of gross misconduct. Gross misconduct includes (but is not limited to) dishonesty, fraud, breach of Company confidentiality, gross negligence and action in any other way which could bring either yourself or the Company into disrepute.

DEDUCTIONS
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You hereby authorise the Company, on termination of your employment, howsoever arising, to make such deductions from your final salary or payment in lieu of notice (whichever is appropriate) in respect of any outstanding amounts which are owed by you to the Company of any other Company in the Group and all or any deductions in respect of tax or national insurance.

AIRSPAN PROPRIETARY INFORMATION
-------------------------------

The attached document, entitle Proprietary Information, Trade Secrets and Inventions, is part of these terms and conditions of employment. Your appointment is conditional upon your acceptance of this Agreement.

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OTHER EMPLOYMENT
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You must not undertake any other paid employment and you must not engage in any outside activity, paid or unpaid, which might interfere with the effective discharge of your duties or adversely affect the Company in any way, without the prior permission of the Company.

This is comprehensive statement of your remuneration, benefits and all entitlements on termination of employment.

Signed:                                 Dated:  25 March 1999

For and on behalf of
Airspan Communications Limited



Hilary Coogan
Human Resources Manager

I agree to the above Statement of Employment Particulars effective from the date I commence employment with the Company.


Signed: /s/ Jonathan Paget              Date: 3/25/1999
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